                                                                  Exhibit 10.25

     Confidential treatment has been requested for portions of this document. Redacted material is identified by double asterisks (i.e. "**"). The redacted material has been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment.

                          INTERNET PROMOTION AGREEMENT

      THIS AGREEMENT, dated as of August 31, 1999 (the "Effective Date"), is made by and between InfoSpace.com, Inc., a Delaware corporation, ("InfoSpace"), with offices at 15375 NE 90th Street, Redmond, WA 98052, and Delphi Information Systems, Inc. a Delaware corporation ("Company"), with offices at 3501 Algonquin Road, Rolling Meadows, IL, 60008.

                                    RECITALS

      This Agreement is entered into with reference to the following facts:

      A. InfoSpace maintains on certain locations of its Web Sites (as defined below) and makes available to Internet users certain content, resources, archives, indices, catalogs and collections of information (collectively, "Content").

      B. Company wishes to have InfoSpace to post and maintain on the InfoSpace Web Sites certain advertising and promotional placements, in exchange for payment to InfoSpace of certain cash consideration and Company Warrants representing shares of the common stock of the Company, as set forth herein and in Exhibit B.

      C. Company and InfoSpace have entered into related agreements of even dates herewith, including an Internet Infospace Content (World Wide Web Site) Distribution Agreement ("Cobrand Agreement") and Content Provider Agreement ("Content Agreement").

                                    AGREEMENT

      The parties agree as follows:

      Section 1. Definitions.

      As used herein, the following terms have the following defined meanings:

      "Company Marks" means those Trademarks of Company set forth on Exhibit A hereto and such other Trademarks (if any) as Company may from time to time notify InfoSpace in writing to be "Company Marks" within the meaning of this Agreement.

      "Company Web Sites" means, collectively, all Web Sites maintained by or on behalf of Company and its affiliates.

      "Impression" means a user's viewing of any discrete screen of any InfoSpace Web Site on which a Promotional Placement is displayed.

      "InfoSpace Web Sites" means, collectively: (a) the Web Site the primary home page of which is located at http://www.infospace.com; and (b) other Web Sites maintained by InfoSpace and its affiliates.

      "Intellectual Property Rights" means any patent, copyright, rights in Trademarks, trade secret rights, moral rights and other intellectual property or proprietary rights arising under the laws of any jurisdiction.

      "Person" means any natural person, corporation, partnership, limited liability company or other entity.

      "Promotional Placement" means any banner advertisement, button or other Website-based promotional placement specified on Exhibit B.

      "Trademarks" means any trademarks, service marks, trade dress, trade names, corporate names, proprietary logos or indicia and other source of business identifiers.

      "Web Site" means any point of presence maintained on the Internet or on any other public data network. With respect to any Website maintained on the World Wide Web, such Website includes all HTML pages (or similar unit of information presented in any relevant data protocol) that either (a) are identified by the same second-level domain (such as infospace.com) or by the same equivalent level identifier in any relevant address scheme, or (b) contain branding, graphics, navigation or other characteristics such that a user reasonably would conclude that the pages are part of an integrated information or service offering.

      2. Certain Rights Granted

      2.1 Company Grant. Subject to the terms and conditions of this Agreement, Company hereby grants InfoSpace the right to: (a) post and maintain Promotional Placements on the InfoSpace Web Sites; and (b) use, reproduce, publish, perform and display the Company Marks on the InfoSpace Web Sites in connection with the posting of Promotional Placements and in promotional and marketing materials, content directories and indices, and electronic and printed advertising, publicity, press releases, newsletters and mailings about InfoSpace. Company acknowledges and agrees that InfoSpace may upon written notice to Company delete or refuse to post all or any portions of any Promotional Placements if InfoSpace deems the same to be "unsuitable" (defined as, adult content, alcohol products, tobacco products, violence, obscene, pornographic, libelous, defamatory, infringing of any third party Intellectual Property Rights, invasion of privacy or publicity or highly offensive or immoral) for posting on the InfoSpace Web Sites. In consultation with Company, InfoSpace may alter or modify all or any portion of any Promotional Placements if InfoSpace deems the same to be unsuitable, as defined above, for posting an the InfoSpace Web Sites.

      2.2 Approval of Trademark Usage. InfoSpace shall nor use or exploit in any manner any of the Company Marks except in the form delivered by Company in any Promotional Placements or in such other manner and media as Company may consent, which consent shall not be unreasonably withheld or delayed. InfoSpace shall not be deemed to be in breach of this Agreement (including by reason of any failure to deliver any guaranteed Impressions) by reason of any delay in or failure by the Company to timely approve any proposed usage or exploitation of any Company Marks by InfoSpace. InfoSpace acknowledges and agrees that Company may request, upon written notice to InfoSpace, that its Promotional Placements be removed from a Web Site should that Web Site contain content or material deemed unsuitable (as defined above) by Company, and InfoSpace shall use its commercially best efforts to remove the Promotional Placement from such Web Site as soon as possible, but in no event in less than two(2) business days.

      2.3 Nonexclusivity. Each party acknowledges and agrees that the rights granted to the other party in this Section 2 are non-exclusive, and that, without limiting the generality of the foregoing, nothing in this Agreement shall be deemed or construed to prohibit either party from participating in similar business arrangements as those described herein including soliciting third party advertisements or other materials, serving advertisements or other materials to third parties' Web Sites, or hosting or permitting third parties to place advertisements on such party's Web Site, whether or not, in each such case, such advertisements are competitive with the products, services or advertisements of the other party.

      3. Certain Obligations of the Parties.

      3.1 Promotional Placements. Company, in consultation with InfoSpace, shall design and deliver in InfoSpace the Promotional Placements called for by Exhibit
B. InfoSpace shall be entitled to
reject or require modification of any proposed Promotional Placements if, in its sole discretion, it determines that such Promotional Placements are unsuitable for posting on the InfoSpace Web Sites. During the Term, InfoSpace will post and maintain approved Promotional Placements on the InfoSpace Web Sites. Except as otherwise specified on Exhibit B, the positioning and prominence of all Promotional Placements shall be determined by InfoSpace in its sole discretion.

      3.2 Accessibility of Web Sites. Each party will use commercially reasonable efforts to ensure accessibility of its Web Sites in accordance with industry standards.

      3.3 Impression Information. InfoSpace shall track and use commercially reasonable efforts to allow the Company to remotely access in electronic form information maintained by InfoSpace concerning the number of Impressions delivered. Within thirty (30) days after the end of each quarter during the Term, InfoSpace shall deliver to Company a report of the Impressions delivered in the preceding quarter.

      3.4 Publicity. The parties may work together to issue publicity and general marketing communications concerning their relationship and other mutually agreed-upon matters, provided, however, that neither party shall have any obligation to do so. In addition, neither party shall issue such publicity and general marketing communications concerning their relationship without the prior written consent of the other party (not to be unreasonably withheld or delayed). Neither party shall disclose the terms of this Agreement to any third party other than its outside counsel, auditors, and financial advisors, except as required by law. The parties will agree as to the timing, content and discloser of the initial public announcement concerning the Agreement.

      4.  Payments.

      4.1 Remuneration.

            a. Dollar Fees: Company will pay InfoSpace the dollar amounts as set forth on Exhibit B. Unless explicitly stated on Exhibit B, all amounts payable Agreement shall be denominated in United States dollars and Company will pay all amounts payable under this Agreement in lawful money of the United States.

            b. Warrant; Vesting: Company shall grant to InfoSpace a warrant (the "Warrant") to purchase 250,000 shares of the Company's common stock for a price of $15 per share (subject to adjustment as provided in Exhibit C). The Warrant shall vest quarterly commencing on September 30, 1999 and shall have an exercise period of one year commencing one year from the Effective Date. The terms of the Warrant shall be substantially as set forth in the form of warrant attached hereto as Exhibit C.

            c. Conversion of Monthly Fees: Company shall grant InfoSpace a warrant (the "Conversion Warrant") to purchase shares of Common Stock (subject to adjustment) by the application of some or all of the Monthly Fees and Revenue Share (as defined in Exhibit B) to be paid by Company to InfoSpace pursuant to this Agreement, the Banner Advertising Revenue to be paid by Company to InfoSpace pursuant to the Cobrand Agreement and the Link Revenue Share to be paid by Company to InfoSpace pursuant to the Content Agreement (the Monthly Fees, Revenue Share, Banner Advertising Revenue and Link Revenue Share are referred to herein, collectively, as the "Fees"), provided that InfoSpace shall not be entitled to acquire more than 4.9% shares of Common Stock of the Company on a fully diluted basis not including this Conversion Warrant and the Warrant. The exercise price of the Conversion Warrant (which will be subject to adjustment in accordance with the terms thereof) will be $15 per share for the first year of this Agreement and $20 per share for the second year. InfoSpace shall invoice the Company at the end of each calendar quarter for that quarter's Fees and shall elect whether to take Fees in cash or to use them in exercise the Conversion Warrant at the time it provides Company with such invoice. The terms of the Conversion Warrant shall be substantially as set forth in the form of warrant attached hereto as Exhibit D. InfoSpace shall be entitled to the registration rights set forth in Exhibit E hereto with respect to the shares issued upon exercise of the Warrant and the Conversion Warrant, provided that, as a result of the exercise of the Conversion Warrant and the Warrant, InfoSpace shall not be entitled to acquire an aggregate number of shares which is more than 4.9% of the shares of Common Stock of the Company outstanding on the date hereof (on a fully diluted basis not including the Conversion Warrant and the Warrant).

      4.2 Records and Audit; Late Payments. During the Term, InfoSpace shall maintain records of Impressions delivered pursuant to this Agreement. Company **, and upon ** advance notice to InfoSpace, shall have the right once each year during the Term to examine or audit such records in order to verify the figures reported in any quarterly report. In the event that any such audit shall reveal an underdelivery of more than ** of the guaranteed number of Impressions for any quarter, Company shall have the right to conduct an additional audit during the year, and InfoSpace shall be responsible to pay the reasonable cost of an audit which determined the discrepancy of more than **. Any such audit shall be conducted, to the extent possible, in a manner that does not interfere with the ordinary business operations of InfoSpace.

      5. Warranties, Indemnification and Limitation of Direct Liability.

      5.1 Warranties

      Each party represents and warrants to the other that:

      a) it has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder;

      b) its execution of this Agreement and performance of its obligations hereunder, do not and will not violate any agreement to which it is a party or by which it is bound; and

      c) when executed and delivered, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

      d) Each party will perform its obligations under this Agreement in a timely manner as contemplated by this Agreement.

      5.2 Indemnification. Each party (the "Indemnifying Party") will defend, indemnify and hold harmless the other party (the "Indemnified Party"), and the respective directors, officers; employees agents and its successors and assigns of the Indemnified Party, from and against any and all claims, costs, losses, damages, judgments and expenses (including reasonable attorneys' fees) arising out of or in connection with any third-party claim alleging any breach of such party's representations or warranties or covenants set forth in this Agreement. In addition, Company (as the Indemnifying Party) shall defend, indemnify and hold harmless InfoSpace from and against any and all claims, costs, losses, damages, judgments and expenses (including reasonable attorneys' fees) arising out of or in connection with any third-party claim alleging that any Promotional Placements, any other materials or content provided by Company to InfoSpace, or the Company Web Site, contain any material that adult content, alcohol products, tobacco products, violence obscene, pornographic, libelous defamatory, infringing of any third party Intellectual Property Rights, invasion of privacy or publicity or highly offensive or immoral. Additionally, InfoSpace (as the Indemnifying Party) shall defend, indemnify and hold harmless Company from and against any and all claims, costs, losses, damages, judgments and expenses (including reasonable attorneys' fees) arising out of or in connection with any third-party claim alleging that materials or content (other than Company's) on InfoSpace Web Site, contain any material that adult content, alcoholic products, tobacco products, violence obscene, pornographic, libelous defamatory, infringing of any third party Intellectual Property Rights, invasion of privacy or publicity or highly offensive or immoral. The Indemnified Party agrees that the Indemnifying Party shall have sole and exclusive control over the defense and settlement of any such third party claim. The Indemnified Party shall promptly notify the Indemnifying Party of any such claim of which it becomes aware and shall: (a) at the Indemnifying Party's expense, provide reasonable cooperation to the Indemnifying Party in connection with the defense or settlement of any such claim; and (b) at the Indemnified Party's expense, be entitled to participate in the defense of any such claim. The Indemnifying Party shall not acquiesce to any judgment or enter into any settlement that adversely affects the Indemnified Party's rights or interests without prior written consent of the Indemnified Party.

      5.3 Limitation of Liability; Disclaimer.

      (a) Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. EITHER PARTY'S LIABILITY, EXCEPT FOR CLAIMS RELATING TO INFRINGEMENT OF A PARTY'S INTELLECTUAL PROPERTY RIGHTS (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), PRODUCT LIABILITY OR STRICT LIABILITY OF INFOSPACE) UNDER THIS AGREEMENT OR WITH REGARD TO ANY OF THE PRODUCTS OR SERVICES RENDERED BY INFOSPACE UNDER THIS AGREEMENT (INCLUDING ANY SERVERS OR OTHER HARDWARE, SOFTWARE AND ANY OTHER ITEMS USED OR PROVIDED BY INFOSPACE OR ANY THIRD PARTIES IN CONNECTION WITH HOSTING THE CO-BRAND PAGES), THE INFOSPACE WEB SITES AND ANY OTHER ITEMS OR SERVICES FURNISHED UNDER THIS AGREEMENT WILL IN NO EVENT EXCEED THE COMPENSATION PAID BY COMPANY TO INFOSPACE UNDER THIS AGREEMENT.

      (b) No Additional Warranties. EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.), AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY CLAIM IN TORT (INCLUDING NEGLIGENCE). IN EACH CASE, REGARDING THEIR WEB SITES, ANY PRODUCTS OR SERVICES DESCRIBED THEREON. ANY PROMOTIONAL PLACEMENTS, OR ANY OTHER ITEMS OR SERVICES PROVIDED UNDER THIS AGREEMENT, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, COMPANY ACKNOWLEDGES THAT THE INFOSPACE WEB SITES AND THE CONTENT (INCLUDING ANY SERVERS OR OTHER HARDWARE, SOFTWARE AND ANY OTHER ITEMS USED OR PROVIDED BY INFOSPACE OR ANY THIRD PARTIES IN CONNECTION WITH HOSTING THE INFOSPACE WEB SITES OR THE CONTENT OR PERFORMANCE OF ANY SERVICES HEREUNDER) ARE PROVIDED "AS IS" AND THAT INFOSPACE MAKES NO WARRANTY THAT IT WILL CONTINUE TO OPERATE ITS WEB SITES IN THEIR CURRENT FORM, THAT ITS WEB SITES WILL BE ACCESSIBLE WITHOUT INTERRUPTION, THAT THE SITES WILL MEET THE REQUIREMENTS OR EXPECTATIONS OF THE OTHER PARTY, OR THAT THE CONTENT OR ANY OTHER ANY MATERIALS ON ITS WEB SITES OR THE SERVERS AND SOFTWARE THAT MAKES ITS WEB SITES AVAILABLE ARE FREE FROM ERRORS, DEFECTS, DESIGN FLAWS OR OMISSIONS.

      6. Term and Termination

      6.1 Term. The term of this Agreement is as set forth on Exhibit B.

      6.2 Termination. (a) InfoSpace may terminate this Agreement upon not less than 30 days' prior written notice to Company of any material breach of the terms of this Agreement by Company, including Company's failure to pay consideration to InfoSpace as provided herein, provided that Company has not cured such material breach within such thirty (30) day period; (b) Company may terminate this Agreement by prior written notice to Infospace of any material breach of the terms of this Agreement by

Infospace, provided that InfoSpace has not cured such material breach within the time period specified in this Agreement, or if no time period is so specified, within thirty (30) days after written notice to InfoSpace of any material breach of the terms of this Agreement by InfoSpace; or (c) if InfoSpace no longer operate its website the primary home page of which is located at http://www.infospace.com. Either party may terminate this Agreement if the other party ceases to conduct business in a normal course, becomes insolvent or is declared bankrupt, merges or becomes amalgamated with another firm, person or corporation which is a competitor of the terminating party.

      6.3 Effect of Termination. Upon termination or expiration of the Term for any reason, all rights and obligations of the parties under this Agreement shall be extinguished, except that: (a) payment and remuneration obligations hereunder up to the date of termination shall survive such termination or expiration; and
(b) the rights and obligations of the parties under Sections 4.2,, 5, 6, 7 and 8 shall survive such termination or expiration.

      7. Intellectual Property.

      7.1 Company. As between the parties, Company retains all right, title and interest in and to the Company Web Sites and Promotional Placements (including, without limitation, any and all content, data, URLs, domain names, technology, software, code, user interfaces, "look and feel", Trademarks and other items posted thereon or used in connection or associated therewith; but excluding any Content or other items supplied by InfoSpace) and the Company Marks along with all Intellectual Property Rights associated with any of the foregoing. All goodwill arising out of InfoSpace's use of any of the Company Marks shall inure solely to the benefit of Company.

      7.2 InfoSpace. As between the parties, InfoSpace retains all right, title and interest in and to the Content and the InfoSpace Web Sites (including, without limitation, any and all content, data, URLs, domain names, technology, software, code, user interfaces, "look and feel", Trademarks and other items posted thereon or used in connection or associated therewith; but excluding any items supplied by Company) and the InfoSpace Marks, along with all Intellectual Property Rights associated with any of the foregoing. All goodwill arising out of Company's use of any of the InfoSpace Marks shall inure solely to the benefit of InfoSpace.

      7.3 Other Trademarks. InfoSpace shall not register or attempt to register any of the Company Marks or any Trademarks which Company reasonably deems to be confusingly similar to any of the Company Marks. Company shall not register or attempt to register any of the InfoSpace Marks or any Trademarks which InfoSpace reasonably deems to be confusingly similar to any of the InfoSpace Marks.

      7.4 Further Assurances. Each party shall take, at the other party's expense, such action (including, without limitation, execution of affidavits or other documents) as the other party may reasonably request to effect, perfect or confirm such other party's ownership interests and other rights as set forth above in this Section 7.

      8. General Provisions.

      8.1 Confidentiality. Each party (the "Receiving Party") undertakes to retain in confidence the terms of this Agreement and all other non-public information and know-how of the other party disclosed or acquired by the Receiving Party pursuant to or in connection with this Agreement which is either designated as proprietary and/or confidential or by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential ("Confidential Information"); provided that each party may disclose the terms and conditions of this Agreement to its immediate legal and financial consultants in the ordinary course of its business. Each party agrees to use commercially reasonable efforts to protect Confidential Information of the other party, and in any event, to take precautions at least as great as those taken to protect its own confidential information of a similar nature. Both parties acknowledge that the terms of this Agreement are Confidential Information. The foregoing restrictions shall not apply to any information that: (a) was known by the Receiving Party prior to disclosure thereof by the other party.

(b) was in or entered the public domain through no fault of the Receiving Party;
(c) is disclosed to the Receiving Party by a third party legally entitled to make such disclosure without violation of any obligation of confidentiality; (d) is required to be disclosed by applicable laws or regulations (but in such event, only to the extent required to be disclosed and after notice is given to the other party party with an opportunity to object); or (e) is independently developed by the Receiving Party without reference to any Confidential Information of the other party. Upon request of the other party, or an any event upon any termination or expiration of the Term, each party shall return to the other all materials, in any medium, which contain, embody, reflect or reference all or any part of any Confidential information of the other party. Each party acknowledges that breach of this provision by it would result in irreparable harm to the other party, for which money damages would be an insufficient remedy, and therefore that the other party shall be entitled to seek injunctive relief to enforce the provisions of this Section 8.1.

      8.2 Independent Contractors. Company and InfoSpace are independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture, franchise or agency relationship between Company and InfoSpace. Neither party has any authority to enter into agreements of any kind on behalf of the other party.

      8.3 Assignment. Neither party may assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party, not to be unreasonably withheld; except that either party may, without the other party's consent, assign this Agreement or any of its rights or delegate any of its duties under this Agreement: (a) to any affiliate of such party; or (b) to any purchaser of all or substantially all of such party's assets or to any successor by way of merger, consolidation or similar transaction. Subject to the foregoing, this Agreement will be binding upon, enforceable by, and inure to the benefit of the parties and their respective successors and assigns.

      8.4 Choice or Law; Forum Selection. This Agreement shall be governed by, and construed in accordance with, the laws of the jurisdiction of the defendant without reference to its choice of law rules.

      8.5 Nonwaiver. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

      8.6 Force Majeure. Neither party shall be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay, failure in performance or interruption of service, resulting directly or indirectly from acts of God, acts of civil or military authorities, civil disturbances, wars, strikes or other labor disputes, fires, transportation contingencies, interruptions in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophes or any other occurrences which are beyond such party's reasonable control.

      8.7 Notices. Any notice or other communication required or permitted to be given hereunder shall be given in writing and delivered in person, mailed via confirmed facsimile or e-mail, or delivered by recognized courier service, properly addressed and stamped with the required postage, to the individual signing this Agreement on behalf of the applicable party at its address specified in the opening paragraph of the agreement and shall be deemed effective upon receipt. Either party may from time to time change the individual to receive notices or its address by giving the other party notice of the change in accordance with this section. In addition, a copy of any notice sent to InfoSpace or Company, as applicable, shall also be sent to the following address:

      InfoSpace.com, Inc.             Delphi Information Systems, Inc.
      15375 NE 90th Street            3501 Algonquin Road
      Redmond, WA 98052               Rolling Meadows, IL 60008
      Fax: (425) 883-4846             Fax: 847/590-8280
      Attention: General Counsel      Attention: Legal Department

      8.8 Integration. This Agreement contains the entire understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all previous agreements or negotiations between InfoSpace and Company concerning the subject matter hereof, and cannot be amended except by a writing signed by both parties.

      8.9 Savings. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the remaining provisions shall remain in full force and effect. If any provision of this Agreement shall, for any reason, be determined by a court of competent jurisdiction to be excessively broad or unreasonable as to scope or subject, such provision shall be enforced to the extent necessary to be reasonable under the circumstances and consistent with applicable law while reflecting as closely as possible the intent of the parties as expressed therein.

      8.10 Counterparts; Electronic Signature. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the remaining provisions shall remain in full force and effect. If any provision of this Agreement shall, for any reason, be determined by a court of competent jurisdiction to be excessively broad or unreasonable as to scope or subject, such provision shall be enforced to the extent necessary to be reasonable under the circumstances and consistent with applicable law while reflecting as closely as possible the intent of the parties as expressed herein.

      IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date.


Delphi Information Services             InfoSpace.com, Inc.
---------------------------             -------------------
("Company")                             ("InfoSpace")
-----------                             -------------

By (signature) /s/ Robin Raina          By (signature) /s/ Bernee D.L. Strom
----------------------------------      ------------------------------------

Name ROBIN RAINA                        Name BERNEE D.L. STROM
----------------------------------      ------------------------------------

Title PRESIDENT                         Title PRESIDENT & CEO
----------------------------------      ------------------------------------

                                    EXHIBIT A

                                   TRADEMARKS

Company Marks
-------------

ebix
ebix.com
ebix.com - The Electronic Brokers & Insurers Express ebix.mall ebix.mall.com ebix.link ebix.link.com ebix.marketplace
Internet Insurance Exchange

(as supplemented from time to time by Company)

                                    EXHIBIT B

1. Promotional Placements. Subject to Section 3.1, Company will design and deliver Promotional Placements, and InfoSpace shall integrate such Promotional Placements which shall point to the Company Web Sites in the following areas of the InfoSpace Web Sites:

      a. Insurance Center. Promotions shall be placed within the "More Insurance Services" area within InfoSpace's Insurance Center and shall include links for auto, home, health and life insurance. InfoSpace shall place a rotating banner advertisement on the Insurance Center home page and a rotating button within the "Preferred Services" area within the Insurance Center.

      b. InfoSpace Financial Center. InfoSpace shall provide a link within the InfoSpace Finance Channel to co-branded content sponsored and provided by Company. Such content will contain links to Company Web Sites.

            c. Merchant.com. InfoSpace shall place a rotating banner advertisement within the "Top Picks" area of Merchant.com.

            d. Business Services. Promotions shall be placed within the "Resources for Business Professionals" area within InfoSpace's Business Services and shall include links for auto, home, health and life insurance. InfoSpace shall place a rotating banner advertisement on the Business Services home page and a rotating button within the "Preferred Services" area within the Business Services.

            e. Yellow Pages. Promotions shall be placed within the "Insurance" category within InfoSpace's Yellow Pages. InfoSpace shall place a rotating banner advertisement between the "Our Sponsors" and the Tab section of the "Insurance" category.

      f. Placements of Promotions. InfoSpace shall place Promotional Placements provided by Company in other areas on the InfoSpace Web Sites at its sole discretion.

      2. Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in Section 6 or extended by the parties, shall end upon the two (2) year anniversary of this Agreement (the "Term").

      3. Placement Fee. Subject to Section 4.1, the Company will pay to InfoSpace the following placement fees in consideration of InfoSpace's posting of Promotional Placements and this Agreement:

            a. Revenue Share. Company shall pay to InfoSpace 20% of all revenue ("Revenue Share") received by Company as a result of user traffic to the Company Web Sites via any Promotional Placement on any InfoSpace Web Site.

            b. Minimum Fee. Company shall pay InfoSpace a minimum $25,000 per month ("Monthly Fee") for the term of this Agreement in consideration for InfoSpace's placement and maintenance of Promotional Placements pursuant to this Agreement. If the Revenue Share received by InfoSpace is greater than $25,000 for any given month, then the Minimum Fee shall be waived for that month.

            c. Warrant. In consideration of InfoSpace's continuous posting of Promotional Placements throughout the Term of this Agreement, the Company shall within 30 days of the date of this Agreement grant to InfoSpace the Warrant, which shall vest quarterly commencing on September 30, 1999 and shall have an exercise period of one year commencing one year from the Effective Date. The terms of the Warrant shall be substantially as set forth in the form of warrant attached hereto as Exhibit C.

      4. Guaranteed Impressions. Subject to Paragraph 5 below, InfoSpace shall deliver at least ** Impressions per month during the Term.

      5. Guarantees. In the event that any guarantee or minimum Impressions to be delivered is set forth in Paragraph 4 above, Company's **.

                                    EXHIBIT E

                          REGISTRATION RIGHTS AGREEMENT

SECTION 1. Registration Rights

      1.1 Certain Definitions

      Capitalized terms used herein, but not otherwise defined shall have the meanings set forth below, or if there is no such definition below, as defined in the Agreement to which this is an Exhibit:

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Holder" shall mean the Holder and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.13 hereof.

            "Initial Public Offering" shall mean the first public offering of Common Stock by the Company to the public pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

            The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 1.2 and 1.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

            "Registrable Securities" means the Common Stock issuable upon exercise of the Warrant and/or the Conversion Warrant ("Warrant Stock") or other securities issued or issuable with respect to Warrant Stock upon any stock split, stock dividend, recapitalization or similar event; provided, however, that Registrable Securities shall not be deemed to include any securities after such securities have been registered under the Securities Act and sold pursuant to such registration or any shares sold without registration under Rule 144, pursuant to any other exemption from registration under the Securities Act to a Person who is free to resell such securities without registration under the Securities Act; and provided, further, Registrable Securities shall not include any securities which are eligible to be sold without registration under the Securities Act in compliance with subsection (k) of Rule 144.

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders (as limited by Section 1.4).

      1.2 Company Registration

            (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (x) a registration relating solely to employee benefit plans or (y) a registration relating solely to a Commission Rule 145 transaction, the Company will:

            (i)   promptly give to each Holder written notice thereof, and

            (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within fifteen
                  (15) days after receipt of such written notice from the Company by any Holder.

            (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 1.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.2 shall he conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting, to the extent requested, to the extent provided herein. The Holder shall (together with the Company and the other holders distributing their securities through such underwriting (the "Other Participating Holders")) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities) requested to be registered pursuant to registration rights granted to the Holder and the Other Participating Holders by the Company; provided, however that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the shares included in the registration.

Notwithstanding any other provision of this Section 1.2. if the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the shares of Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company or the Other Participating Holder would adversely affect the distribution of such securities by the Company or the Other Participating Holders, then the Holders of Registrable Securities, the Other Participating Holders (other than any Other Participating Holder who initially requested such registration, any Holder of Registrable Securities participating in such registration pursuant to Section 12 hereof) and the Company shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to the Holder or the Other Participating Holders to the nearest one hundred (100) shares. If the Holder or any Other Participating Holder disapproves of the terms of any such underwriting, it, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred and eighty (180) days after the effective date of the registration statement relating thereto.

            (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 1.2 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

      1.3 Registration on Form S-3

            If any Holder of Registrable Securities requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form. The Company will (i) promptly give written notice of the proposed registration to all other Holders and (ii) as soon as practicable use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within fifteen (15) days after receipt of such written notice from the Company. In no event shall the Company be required to take any action to keep any such registration statement effective for more than ninety (90) days. The substantive provisions of Section 1.2(b) shall be applicable to each registration initiated under this Section 1.2.

      (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.3: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; (iii) in any twelve month period after the Company has effected a registration pursuant to this Section 1.3 in such calendar year arid each such registration has been declared or ordered effective and has remained effective for the period specified in Section 1.5(a) of this Agreement; and (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration Statement shall be deferred for a period not to exceed one hundred twenty (120) days from the receipt of the request to file such registration by such Holder or Holders; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period.

      1.4 Expenses of Registration

      All Registration Expenses incurred in connection with any registration pursuant to Section 1.2 or Section 1.3, and, the reasonable cost of one special legal counsel to all holders of securities of the Company exercising registration rights in any such registration shall be borne by Company If a registration proceeding is begun upon the request of the Holder pursuant to
Section 1.3 but such request is subsequently withdrawn, then the Holder may either (i) bear all Registration Expenses of such proceeding, in which case the Company shall be deemed not to have effected a registration pursuant to Section
1.3 of this Exhibit, or (ii) require the Company to bear all Registration Expenses of such proceeding, in which case the Company shall be deemed to have effected a registration pursuant to Section 1.3 of this Exhibit. The preceding sentence shall not apply if, at the time of such withdrawal, the Holder has learned of a material adverse change in the condition, business or prospects of the Company from that known to the holder at the time of their request. Unless otherwise stated, all other Selling Expenses relating to securities registered on behalf of the Holder shall be borne by the Holder.

      1.5 Registration Procedures

      In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will:

      (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the distribution described in the registration statement has been completed, but in no event longer than ninety
(90) days; and

      (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

      (c) Furnish to the Holders participating in such registration and to the underwriters, if any, of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

      (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

      (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

      (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

      (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or other trading market on which similar securities issued by the Company are then listed.

      (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

      (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities arc being sold through underwriters, (i) an opinion. dated such date, of the counsel representing the Company for the purposes of such registration, in form substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and to the Holder requesting registration of Registrable Securities.

      1.6 Indemnification

      (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all actual out-of-pocket expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in any litigation or in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or any alleged violation by the Company of the Securities Act or the Exchange Act or any state securities law, or of any rule or regulation promulgated under any of the foregoing applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other actual out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such matter if the settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld; and provided further that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person or underwriter specifically for use therein.

      (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all actual out-of-pocket expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation. commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein, in light of the circumstances in which they were made, or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal and any other actual out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any matter if the settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the maximum liability of each selling Holder under this
Section 1.6(b) shall be equal to the net proceeds to such selling Holder as a result of such registration and offering.

      (c) Each party entitled to indemnification under this Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.6 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (not to be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid of payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that, in no event shall any contribution by a Holder under this subsection 1.6(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

      (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwriting public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

      (f) The obligations of the Company and Holders under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

      Rule 144 Reporting

      With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Shares to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

      (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act so long as the Company is subject to the reporting requirements of the Exchange Act; and

      b) So long as the Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule, and of the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

      1.8 Transfer of Registration Rights

The rights to cause the Company to register securities granted to the Holder under Sections 1.2 and 1.3 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Holder (together with any affiliate); provided, however, that (a) such transfer may otherwise be effected in accordance with applicable securities laws and the terms of the Warrant and/or the Conversion Warrant, as applicable, (b) notice of such assignment is given to the Company, (c) such transferee or assignee (i) is a wholly-owned subsidiary or constituent partner (including limited partners, retired partners, spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) of the Holder, or (ii) acquires from the Holder at least 10% of the Holder's Registrable Securities and (d) agrees to be bound by the terms and conditions of this Exhibit E.

      1.9 Market Standoff

      If the Company registers shares of Common Stock (or other securities of the Company) for sale in a firm underwritten public offering, upon notice thereof to each Holder by the Company, as required by the underwriters in such offering, each Holder of Registrable Securities shall not sell or otherwise transfer of dispose of any shares of Common Stock (or other equity securities of the Company) held by such Holder (other than those included in such registration) for a period specified by the representative of the underwriters nor to exceed one hundred and eighty (180) days following the effective date of such registration statement, provided, that all officers and directors of the Company enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities of the Company) subject to the foregoing restriction until the end of the applicable period.

      1.10 Termination of Rights

      The rights of any particular Holder to cause the Company to register securities under Sections 1.2 and 1.3 shall terminate with respect to such Holder on the earlier of (a) the third anniversary of the date of the Agreement and (b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all such Holders securities during a three
(3)-month period without registration.